EXHIBIT F

                               KEYSPAN CORPORATION
                              AND ITS SUBSIDIARIES

                AGREEMENT FOR FILING CONSOLIDATED FEDERAL INCOME
                 TAX RETURNS AND FOR ALLOCATION OF CONSOLIDATED

                   FEDERAL INCOME TAX LIABILITIES AND BENEFITS

                            DATED SEPTEMBER 28, 2000

         KeySpan Corporation ("KSE" or "Parent") and its Subsidiaries (each a "Member" and collectively referred to as "the Parties" or "the Group" and set forth in Exhibit 1 ) hereby agree to annually join in the filing of a consolidated Federal income tax return and to allocate the consolidated Federal income tax liabilities and benefits among the members of the consolidated group in accordance with the provisions of this Agreement in the manner prescribed below, which is consistent with Rule 45(c) of the Public Utility Holding Company Act of 1935. Similarly, where applicable, the Parties agree to allocate any State consolidated, combined or unitary tax liabilities and benefits among members of the State combined group in accordance with this Agreement. This Agreement deals with the allocation of cash, earnings and profits, and investment basis. For financial statement purposes, the tax provisions are recorded on a separate company basis in accordance with generally accepted accounting principles ("GAAP").

1.   Parties to the Agreement

     The Parties to this Agreement and the signatures of their corporate officers approving this Agreement are attached as Exhibit 2. When required, the Exhibits shall be modified from time to time to reflect changes in the consolidated group, with no effect on the basic Agreement.

     KSE will act as the agent for all Parties to this Agreement with respect to payments made to or cash received from the Internal Revenue Service or to or from any party to this Agreement.

2.   Definitions

     "Alternative  minimum  tax" is the tax  imposed by  Internal  Revenue  Code
     Section 55 and shown on Form 4626, Alternative Minimum Tax - Corporations, on a separate or consolidated Federal income tax return.

     "Alternative minimum tax credit" is the credit allowed by Internal Revenue Code Section 53 and shown on Form 8827, Credit For Prior Years' Alternative Minimum Tax, on a separate or consolidated Federal income tax return.

     "Consolidated tax" is the aggregate current Federal income tax liability for a tax year, excluding the alternative minimum tax and alternative minimum tax credits. It is the tax shown on the consolidated Federal income tax return including any amended returns relating to the

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     same year. If a refund is due on the consolidated Federal income tax return or any amended returns relating to the same year, the consolidated tax for the tax year will be the tax less the refund amount.

     "Consolidated taxable income" is the aggregate taxable income of the Parties to this Agreement for a tax year computed as though the Group had filed a separate Federal income tax return on the same basis as used in the consolidated Federal income tax return.

     "Consolidated taxable loss" is the aggregate taxable loss of the Parties to this Agreement for a tax year computed as though the Group had filed a separate Federal income tax return on the same basis as used in the consolidated Federal income tax return.

     "Separate return tax" is the tax on the corporate taxable income of a Party to this Agreement, including the effect of any particular feature of the tax law, differences in tax rates, investment tax credits, etc., applicable to it. Separate return tax may be either positive or negative.

     "Separate return taxable income" is the taxable income of a Party to this Agreement for a tax year, computed as though such party had filed a separate return on the same basis as used in the consolidated return, giving effect to intercompany transactions in the consolidated return in accordance with Treasury Regulations 1.1502-13, except that dividend income from any party shall be disregarded.

     "Separate  return  taxable  loss"  is the  taxable  loss of a party to this
     Agreement for a tax year, computed as though such party had filed a separate return on the same basis as used in the consolidated return giving effect to intercompany transactions in the consolidated return in accordance with Treasury Regulations 1.1502-13, except that dividend income from any party shall be disregarded.

3.   Tax Allocation Procedures

     The Parties agree to allocate tax liability as follows:

     A. General Rule: The Federal consolidated tax shall be apportioned among the Members of the Group in accordance with Treasury Regulations,ss.ss.1.1552-1(a)(2) and 1.1502-33(d)(3), utilizing the "separate return tax" method in the manner prescribed below:

          Step 1 - The federal consolidated tax liability of the Group (not including any liability for alternative minimum tax) shall be apportioned among the Members of the Group in the ratio that each Member's separate taxable income bears to the sum of the separate taxable incomes of all Members having taxable income.

          1) Intercompany eliminations recorded by consolidation entries that affect the consolidated tax will be assigned to the appropriate member necessitating the intercompany elimination for the purpose of computing separate return tax.

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          2)   General  business  credits,  non-conventional  fuel  credits  and capital losses will be allocated to the Member that generated the credits or capital losses on a separate return basis. Credits and capital losses not utilized in the current year are allocated to the Member that generated these items when they are utilized either by carryback or carryforward in the consolidated Federal income tax return.

          3) Any Parent corporation gain or loss realized from its sale of its interest in subsidiaries' securities shall be assigned to Parent and will not be allocated to other Members. Parent shall also be deemed to have corporate tax benefits with regard to that portion of its losses, credits or other tax benefits that arise from taking into account items attributable to acquisition related debt. All other Parent corporation negative separate return tax will be allocated currently to positive separate return tax Members on the ratio of their positive separate return tax to the total positive separate return tax. See Step 3, infra.

         Step 2 - An additional liability amount will be allocated to Members of the Group equal to 100% of the excess of the Member's separate tax liability over the consolidated tax liability allocated to the Member under Step 1. Under no circumstances shall the amount of tax or other liability allocated to a Member under this Agreement exceed its separate tax liability.

         Step 3 -- The total of the amounts allocated under Step 2 is credited pursuant to a consistent method to those Members of the Group who had losses, credits or other net tax benefits included in the consolidated return, (referred to as "corporate tax benefits") as follows, except that for the purposes of this Step 3, Parent shall be deemed to have corporate tax benefits only with regard to that portion of its losses, credits or other tax benefits that arise from taking into account items attributable to sale of its interest in subsidiaries' securities or to acquisition related debt.

          (a) If all corporate tax benefits reduce the amount of tax due in the consolidated return of the Group, each Member of the Group having corporate tax benefits will be allocated the value thereof. The value of net operating losses shall generally be determined by applying the then current corporate income tax rate to the amount of the loss, and the value of a credit shall generally equal 100% of the credit utilized.

          (b) If the total of the corporate tax benefits is greater than the total reduction in the consolidated tax of the Group, then the benefits arising from the inclusion of negative taxable incomes in the consolidated return shall be recognized and paid prior to the benefits arising from credits or other benefits.

          (c) If the corporate tax benefits attributable to Members of the Group with negative taxable incomes are not absorbed in the consolidated return, the benefit allocated to each such Member of the Group shall be in proportion to their respective negative taxable incomes.

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          (d)  If the  corporate tax benefits  attributable  to credits or other net tax benefits are not fully applied in the consolidated return of the Group, the benefits arising from credits shall be recognized and paid prior to the benefits arising from other benefits.

          (e) If the corporate tax benefits attributable to Members of the Group with credits are not absorbed in the consolidated return of the Group, the benefits allocated to each Member company shall be in proportion to their respective credits.

          (f) If the corporate tax benefits attributable to Members of the Group with other benefits are not absorbed in the consolidated return of the Group, the benefit allocated to each Member company shall be in proportion to their respective other benefits.

         Step 4 - If the total consolidated tax liability results in an alternative minimum tax ("AMT") liability, as imposed by Internal Revenue Code ss.55(a), then any consolidated AMT will be allocated to the Members of the Group (applying the tax allocation procedures of this Section 3) based on the ratio of their separate return alternative minimum tax to the aggregate of all members having separate return alternative minimum tax.

         Step 5 - If the total consolidated return liability results in consolidated minimum tax credit utilization, the consolidated minimum tax credit shall be tentatively allocated to each company participating in the consolidated return in an amount equal to the lesser of (1) each company's separate Minimum Tax Credit Carryforward or (2) the excess of such company's allocated regular tax over its separate alternative minimum tax ("AMT"). Minimum Tax Credit Carryforward for this purpose is the sum of the annual amounts of consolidated AMT allocated to a company in prior years less the sum of the consolidated minimum tax credits allocated to that company in prior years. If the total of such tentative allocations exceeds the consolidated minimum tax credit utilized in the current taxable year, then the difference between the total of the tentative allocations and the consolidated minimum tax credit utilized for the taxable year shall be allocated as a negative amount to each company in proportion to that company's tentative allocation to the combined total of all such amounts. If the total of the tentative allocations is less than the consolidated minimum tax credit utilized, the difference between the consolidated minimum tax credit utilization and the total of the tentative allocations shall be allocated to each company in proportion to that company's remaining Minimum Tax Credit Carryforward to the combined total of such carryforwards. The consolidated minimum tax credit allocated to each company for the taxable year will equal the sum of the amounts allocated in the two-step computation.

         Where a consolidated tax is reduced by an alternative minimum tax credit, the credit will be apportioned to the members having paid a separate return alternative minimum tax in prior years, on a first-in; first-out basis. The credit will be allocated based on the ratio of the separate return alternative minimum tax to the aggregate of all members having separate return alternative tax for each year from which the credit was generated by reversal of prior years alternative minimum taxes on a first-in; first-out basis.

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         Step 6 -  Reimbursement  - Each  Member  of the  Group  shall  pay  its apportioned share of the consolidated tax liability (including its apportioned share of consolidated alternative minimum tax) along with any additional amount determined under Step 2 to KSE no later than 90 days after the filing of the Federal consolidated tax return. KSE shall thereafter distribute any amounts determined under Step 3 to the appropriate Member of the Group. Within 30 days of each quarterly payment date for estimated taxes, each Member of the Group shall pay to the KSE an estimate of the amounts due under Steps 1 and 2 above. KSE will thereafter distribute an estimate of the amounts due under Step 3 to appropriate Members of the Group. These amounts shall be paid within a reasonable period after request by KSE. Any amounts so paid in any year shall reduce the final amounts payable as set forth above, and any balance due resulting from the reduction shall be promptly refunded.

B. Unused Corporate Tax Benefits: A Member of the Group that is entitled to payment for a corporate tax benefit, but does not receive such payment because of the rules in Step 3 shall retain such right for the future to the extent that such benefit can be applied against the consolidated tax liability. Uncompensated corporate tax benefits arising from negative taxable income shall have priority over the benefits attributable to excess tax credits.

         Carryover and other rights, if any, accrued under past regulations and orders for which a member corporation has not been paid will be accounted for as follows: Each such member generating such benefits shall receive payment in the earliest year in which statutory carryover periods have not expired. Payment will be received, following the execution of this Agreement, from the companies which benefited from the prior deductions in the same ratios initially used to distribute such benefits.

         In the event the consolidated return reflects a net operating loss or excess general business tax credits which cannot be totally carried back, the tax benefit of such net operating loss or excess shall be allowed as a carryover to future years. In the event they cannot be fully utilized on a consolidated basis, a proportionate allocation under this Section 3 will be made. If and when the tax benefits are realizable on a consolidated basis in a subsequent year, such tax benefits shall be allocated to members originally denied such benefits in the year the items were generated.

C. No subsidiary company, as a result of the method of allocation described herein, shall be required to pay more tax than its separate return tax as defined in Section 2.

4.   Tax Adjustments

     In the event the consolidated tax is subsequently materially revised by Internal Revenue Service adjustments, amended returns, claims for refund, or in any event, a final determination, then such changes, together with any interest related thereto, shall be allocated in the same manner

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     as though these  adjustments  had been a part of the original  consolidated
     Federal income tax return that was filed.

     In any  situation  in which the  Group's  tax  liability  is  adjusted by a revenue agent's report or a court settlement and an item-by-item modification of the return is not made, the tax effects of such adjustments shall be allocated in accordance with Section 3 of this Agreement or, considering all the facts and circumstances, under such other method as may be determined to be more fair and equitable.

     Payments between KSE and the appropriate Members of the Group shall be made within 120 days after such payments are made or refunds, or, in the case of contested proceedings, within 120 days after a final determination of the contest. Interest and penalties, if any, attributable to such an adjustment shall be paid by each Member of the Group to KSE in proportion to the increase in such Member's separate return tax liability computed under
     Section 3 of this Agreement that is required to be paid to KSE. All other penalties shall be allocated to KSE. KSE will be the sole arbiter for the allocation of penalties under this Agreement.

5.   Allocation Procedures for State Income Tax Liabilities

     Any current state income tax liability or benefit associated with a State income tax return or franchise tax return involving more than one Member shall be allocated to such subsidiaries doing business in such state based on their separate return liabilities and other principles set forth herein. The consolidated, combined, or unitary state tax liability shall be allocated to each company included in a consolidated, combined, or unitary state income tax return in accordance with the procedures set forth in
     Section 3, supra. Only companies with tax nexus in a particular state shall be allocated a portion of such state's income tax liability.

     No Member is to be allocated a state tax which is greater than its state tax liability had it filed a separate return, including the carryback/carryforward period. All available credits are to be allocated to the member generating the credit prior to the allocation of the tax liability if available on a separate return basis.

     As set forth in Section 4, in the event the consolidated, combined or unitary state income tax liability for any tax year is re-determined subsequent to the allocation of the such tax liability reported for that tax year, the re-determined tax liability shall be allocated pursuant to this Agreement as if the adjustments and modifications related to this determination had been a part of the original return.

     Any interest or penalties associated with underpayment or overpayment of state tax shall be allocated based on the allocation of the underlying underpayment or overpayment of tax. All other penalties shall be allocated to KSE. KSE will be the sole arbiter for the allocation of penalties under this Agreement.

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6.   Subsidiaries of Parent or Members

     If at any time, Parent or any of the Members acquires or creates one or more subsidiary corporations that are includible corporations of the Group, they shall be subject to this Agreement and all references to the Members herein shall be interpreted to include such subsidiaries as a group.

7.   Successors

     This Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto (including but not limited to any successor of KSE or any of the Members succeeding to the tax attributes of such corporation under
     Section 381 of the Code) to the same extent as if such successor had been an original party to this Agreement.

8.   Termination Clause

     This Agreement shall apply to the taxable year ending December 31, 2000, and all subsequent taxable years, unless all Members of the Group agree in writing to terminate the Agreement prior to the end of the taxable year. Notwithstanding any termination, this Agreement shall continue in effect with respect to any payments or refunds due for all taxable years prior to termination.

9.   Effective Date

     This Agreement shall apply to the consolidated federal and state income tax returns to be filed for the calendar year ending December 31, 2000 and all subsequent years, unless subsequently amended.

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



                                                                       EXHIBIT 1

         The following members of the KeySpan Corporation affiliated group of corporations as described in Section 1504 of the Internal Revenue Code hereby authorize their common parent corporation, KeySpan Corporation to make and file a consolidated federal income tax return on behalf of the group:

                                                             Federal Employer
                                                               Identification
Name and Address                                                Number_______
--------------------------------------------------------------------------------

KeySpan Corporation.............................................   11-3431358
KeySpan Energy Corporation......................................   11-3344628
ACJ Acquisition LLC.............................................   22-3690362
Active Conditioning Corp........................................   22-2244314
The Brooklyn Union Gas Company..................................   11-0584613
Delta KeySpan Inc...............................................   05-0507067
Fourth Avenue Enterprise Piping Corp............................   11-2621932
Fritze-KeySpan LLC..............................................   11-3458309
GEI Development Corp............................................   11-3299216
GEI Timna Inc...................................................   11-3363773
KeySpan Communications Corp.....................................   11-3495181
KeySpan Corporate Services LLC..................................   11-3435692
KeySpan Cross Bay, LLC..........................................   11-3496748
KeySpan Electric Services LLC...................................   11-3442501
KeySpan Energy Development Corporation..........................   11-3398582
KeySpan Energy Management Inc...................................   11-2561421
KeySpan Energy Services Inc.....................................   06-1451163
KeySpan Energy Solutions, LLC...................................   11-3479391
KeySpan Energy Supply LLC.......................................   06-1516734
KeySpan Energy Trading Services LLC.............................   11-3442499
KeySpan Engineering Associates, Inc.............................   11-3408916
KeySpan Exploration and Production LLC..........................   11-3479393
KeySpan Gas East Corporation....................................   11-3434848
KeySpan Generation LLC..........................................   11-3435693
KeySpan International Corporation...............................   11-3361789
KeySpan MHK, Inc................................................   11-3537531
KeySpan Midstream LLC...........................................   11-3479379
KeySpan Northeast Ventures, Inc.................................   11-3091188
KeySpan Operating Services, LLC.................................   11-3551501
KeySpan Plumbing Solutions, Inc.................................   13-5628370
KeySpan Ravenswood, Inc.........................................   11-3484082
KeySpan Services, Inc...........................................   11-3522565
KeySpan Technologies, Inc.......................................   11-3505477
KeySpan Utility Services LLC....................................   11-3442497
KeySpan-Ravenswood Services Corp................................   11-3489200
Northeast Transmission Co., Inc.................................   11-2866124
Paulus, Sokolowski and Sarter Inc...............................   22-1838372
R. D. Mortman LLC...............................................   11-3479383
Roy-Kay Inc.....................................................   22-1961470
Roy-Kay Electrical Inc..........................................   13-4003192
Roy-Kay Mechanical Inc..........................................   22-3134482
THEC Holdings Corp..............................................   76-0489610
WDF, Inc........................................................   13-0474060

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Eastern Enterprises.............................................   04-1270730
EE-AEM Company, Inc.............................................   04-3298751
AMR Data Corporation............................................   04-3359641
Boston Gas Company..............................................   04-1103580
Boston Gas Services, Inc........................................   04-3334716
Broken Bridge Corporation.......................................   02-0262257
Capital Marine Supply, Inc......................................   72-0466023
Chotin Transportation, Inc......................................   72-0385978
Colonial Gas Company............................................   04-3480443
Eastern Associated Capital Corp.................................   04-2869044
Eastern Associated Securities Corp..............................   04-2940344
Eastern Associated Terminals Company............................   31-0731308
Eastern Energy Systems Corp.....................................   04-2853810
Eastern Rivermoor Company, Inc..................................   04-3337818
Eastern Urban Services, Inc.....................................   04-2463722
EE Acquisition Company, Inc.....................................   04-3477125
EnergyNorth Incorporated........................................   02-0363755
EnergyNorth Natural Gas, Inc....................................   02-0209312
EnergyNorth Propane, Inc........................................   02-0351362
EnergyNorth Realty, Inc.........................................   02-0337767
EnergyNorth Resources, Inc......................................   02-0443384
ENI Mechanicals, Inc............................................   02-0499950
Essex Gas Company...............................................   04-1427020
Federal Barge Lines, Inc........................................   43-0703479
Granite State Plumbing & Heating................................   02-0499951
Hartley Marine Corp.............................................   31-0993262
LNG Storage, Inc................................................   04-2502602
Massachusetts LNG, Inc..........................................   04-2496584
Midland Enterprises, Inc........................................   04-2284434
Minnesota Harbor Services.......................................   41-1765625
Mystic Steamship Corporation....................................   04-2316863
Northern Energy Company, Inc....................................   04-3170047
Northern Peabody Inc............................................   02-0499949
Orgulf Transport Co.............................................   31-0707851
Orsouth Transport Co............................................   31-1412779
PCC Land Company, Inc...........................................   74-1476065
Philadelphia Coke Company, Inc..................................   04-2552742
Port Allen Marine Service, Inc..................................   72-0574654
Red Circle Transport Co.........................................   31-0707852
River Fleets, Inc...............................................   43-0814514
ServicEdge Partners, Inc........................................   04-3300700
The Ohio River Company..........................................   31-0397330
The Ohio River Company Traffic Division, Inc....................   31-0569671
The Ohio River Terminals Company................................   31-6027450
Transgas, Inc...................................................   04-2656895
Water Products Group Incorporated...............................   04-3129411
Western Associated Energy Corp..................................   04-2652968
West Virginia Terminals Co......................................   55-0725507

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
                                                                       EXHIBIT 2


Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned, duly authorized, have signed this Agreement on behalf of the company(s) indicated.

                           /s/ Chief Financial Officer of Subsidiary Corporation


                           By:
                              -------------------------------------


DATE:
     ----------------------



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